Exhibit 10.70

AMENDMENT NO. 2 TO LICENSING AGREEMENT

THIS AMENDMENT NO. 2 (“the Second Amendment”) is entered into as of December 4, 2001, by and between EyeTech Pharmaceuticals, Inc. a Delaware corporation (“EyeTech”) and Gilead Sciences, Inc., a Delaware corporation (“Gilead”), to amend that certain Licensing Agreement dated as of March 31, 2000, as amended by Amendment No. 1 to Licensing Agreement dated as of May 9, 2000 (the “Agreement”) by and between EyeTech and Gilead (as successor in interest to NeXstar Pharmaceuticals, Inc.). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

WHEREAS, EyeTech desires to obtain access to notebooks of Gilead relating or potentially relating to the compound NX1838;

WHEREAS, Gilead is willing to provide such access to EyeTech personnel if the information in such notebooks is kept confidential by EyeTech and its personnel under the terms of the Agreement;

WHEREAS, in support of EyeTech’s activities under the Agreement, Gilead would like to provide to EyeTech, and EyeTech would like to receive from Gilead, certain of Gilead’s inventory of VEGF aptamer and potentially a reference standard possessed by Gilead, as determine by Gilead (“Materials”).

NOW, THEREFOR, in consideration of the foregoing and the covenants herein, EyeTech and Gilead hereby agree, and the Agreement is hereby amended, as follows:

1.               All information learned, received, extracted or copied by EyeTech from notebooks or other documents or records of Gilead, or excerpts thereof, that Gilead provides or makes available to EyeTech after the date hereof shall be deemed to be Proprietary Information of Gilead and subject to provisions in the Agreement pertaining to Proprietary Information of Gilead.

2.               Nothing in this Second Amendment shall be construed as creating any obligation of Gilead to provide or make available to EyeTech any notebooks or other documents or records of Gilead, or excerpts thereof, beyond any such obligation of Gilead currently existing under the Agreement.

3.               Gilead will deliver the materials to EyeTech within fifteen (15) days after the date hereof.

4.               EyeTech shall not and shall not permit any person or entity to (a) administer any Materials to humans under any circumstances; or (b) administer any Materials to animals except in compliance with U.S. National Institutes of Health guidelines and all other applicable laws, rules, and regulations.

5.               Nothing in this Amendment shall be construed to grant either Party any right or license beyond those set forth in the Agreement.

6.               GILEAD PROVIDES THE MATERIALS “AS IS”, WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE.

7.               Solely for purposes of Section 7.1(b) of the Agreement, the Materials will deemed to included within NX1838.

8.               The Agreement, as amended by this Second Amendment, shall remain in full force and effect according to its terms.

9.               This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

10.         This Second Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have duty executed this Second Amendment effective as of the date first written above.

EYETECH PHARMACEUTICALS, INC.		GILEAD SCIENCES, INC.

By:	/s/ Harsha Murthy	By:	/s/ Nicole Onetto

Name: Harsha Murthy		Name: Nicole Onetto

Title: V.P. - Business Development & General Counsel		Title: SVP Medical Affairs